Exhibit 99.1

Essex Property Trust Prices $500 Million Senior Unsecured Notes Due April 1, 2025

Palo Alto, California—March 10, 2015— Essex Property Trust, Inc. (NYSE:ESS) today announced that its operating partnership, Essex Portfolio, L.P., priced $500 million aggregate principal amount of senior unsecured notes (the “Notes”) at an interest rate per annum of 3.500%. The Notes were offered to investors at a price of 99.747% of par value with a yield to maturity of 3.530%. Interest is payable semiannually on April 1 and October 1 with the first interest payment due October 1, 2015. The Notes mature on April 1, 2025. The Notes will be the senior unsecured obligations of the operating partnership and will be fully and unconditionally guaranteed by Essex Property Trust, Inc. The Notes offering is expected to close on March 17, 2015, subject to certain closing conditions.

The operating partnership expects to use net proceeds to repay indebtedness under its unsecured line of credit facility, its unsecured working capital line of credit facility and for other general corporate and working capital purposes.

Wells Fargo Securities, Citigroup, J.P. Morgan, MUFG, and US Bancorp served as joint book-running managers. Barclays, BNP PARIBAS, Deutsche Bank Securities, and UBS Investment Bank served as senior co-managers and BB&T Capital Markets, BMO Capital Markets, Capital One Securities, Comerica Securities, HSBC, PNC Capital Markets LLC, and Regions Securities LLC served as co-managers for the offering.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) Wells Fargo Securities, LLC toll free at 1-800-645-3751, (ii) Citigroup Global Markets Inc. toll free at 1-800-831-9146, (iii) J.P. Morgan Securities LLC by calling collect at 1-212-834-4533, (iv) Mitsubishi UFJ Securities (USA), Inc. toll free at 1-877-649-6848 or (v) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Essex Property Trust

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 239 apartment communities with an additional 12 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essexpropertytrust.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements related to the Notes offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry; adverse economic or real estate developments in the target markets of Essex Property Trust, Inc. (the “Company”); risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain credit ratings with the rating agencies; risks and uncertainties affecting property acquisitions and developments, increases in interest rates, and volatility in the securities markets; and other risks detailed in the Company’s filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s most recent Report on Form 10-K for the year ended December 31, 2014.

Contact Information

Barb Pak

Director of Investor Relations

(650) 849-1667

bpak@essexpropertytrust.com